Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Senior High Income Fund, Inc.  (ARK)
BlackRock High Yield Trust  (BHY)
BlackRock Limited Duration Income Trust  (BLW)
BlackRock Funds II, High Yield Bond Portfolio  (BR-HIYLD)
BlackRock Multi-Asset Income - High Yield Portfolio  (BR-INC-HY)
BlackRock Secured Credit Portfolio  (BR-MSB)
BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Corporate High Yield Fund, Inc.  (COY)
BlackRock Corporate High Yield Fund III, Inc.  (CYE)
BlackRock Debt Strategies Fund, Inc.  (DSU)
BlackRock Corporate High Yield Fund VI, Inc.  (HYT)
BlackRock Corporate High Yield Fund V, Inc. (HYV) iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD)
BlackRock High Yield Portfolio  (MIST-HY)
AST BlackRock Global Strategies Portfolio - US High Yield  (PRU-AA-HY)


The Offering
Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
09-26-2013

Security Type:
BND/CORP

Issuer
Gannett Co., Inc.  (2023)

Selling Underwriter
J.P. Morgan Securities LLC

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
J.P. Morgan Securities LLC, Citigroup Global
Markets Inc., Barclays Capital, Inc., Mitsubishi
UFJ Securities (USA), Inc., Mizuho Securities USA
Inc., SunTrust Robinson Humphrey, Inc., US Bancorp
Investments Inc., PNC Capital Markets LLC, Fifth
Third Securities, Inc., Raymond James & Associates
Inc., Capital One Southcoast, Inc., SMBC Nikko
Capital Markets Limited, Comerica Securities,
Inc., RBS Securities Inc., TD Securities (USA) LLC


Transaction Details
Date of Purchase
09-26-2013

Purchase Price/Share
(per share / % of par)
$99.086

Total
Commission,
Spread or
Profit
1.494

1.   Aggregate Principal Amount Purchased (a+b)
$30,000,000

a.   US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$17,967,000

b.   Other BlackRock Clients
$12,033,000

2.   Aggregate Principal Amount of Offering
$650,000,000
Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.04615


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[ ] U.S. Registered Public Offering   [Issuer must have 3 years of
continuous operations]
[X] Eligible Rule 144A Offering   [Issuer must have 3 years of continuous
operations]
[ ] Eligible Municipal Securities   [Issuer must have 3 years of
continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Global Syndicate Team Member
Date:10-02-2013





Approved by:
Steven DeLaura
Global Syndicate Team Member
Date:10-02-2013














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